TABLE OF CONTENTS

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

THE NEIMAN MARCUS GROUP, INC.
(Name of Registrant as Specified in its Charter)

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One Marcus Square
1618 Main Street
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held January 21, 2003

The Annual Meeting of Shareholders of The Neiman Marcus Group, Inc. will be held at 8:30 a.m. Eastern Standard Time, on Tuesday, January 21, 2003, at the Marriott Boston Newton Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466. The Notice of Annual Meeting, proxy statement and proxy card from the Board of Directors are enclosed. The 2002 Annual Report, which is not part of the proxy soliciting material, is also enclosed.

At the Annual Meeting, shareholders are being asked to:
-	elect one Class A director and two Class B directors;

-	approve the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year;

-	consider a proposal submitted by a shareholder concerning cumulative voting; and

-

transact other business that may properly come before the meeting or any adjournment or postponement of the meeting, including, if submitted to a vote of the shareholders, a motion to adjourn the Meeting to another time or place for the purpose of soliciting additional proxies.

It is important that your shares be represented and voted at the Meeting. If you were a shareholder of record at the close of business on November 22, 2002, you are entitled to vote your shares at the Meeting. You can vote your shares by completing and returning the proxy card enclosed with these materials. Most shareholders can also vote their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card. Prompt voting of your shares will save the expense of a second mailing.

November 27, 2002
Brenda A. Sanders
Secretary

TABLE OF CONTENTS

PROXY STATEMENT

General Information

Shareholders Entitled to Vote

Revocation of Proxies

Required Vote

HOW TO VOTE

Vote by Telephone

Vote on the Internet

Vote by Mail

Electronic Delivery of Proxy Materials and Annual Report

Shareholder Account Maintenance

Cost of Proxy Solicitation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ITEM 1. ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2006

DIRECTORS WHOSE TERMS EXPIRE IN 2004

DIRECTORS WHOSE TERMS EXPIRE IN 2005

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

MEETINGS AND COMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Audit Committee

Compensation Committee

Nominating Committee

Executive Committee

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Cash Retainer and Meeting Fees

Stock-based Units and Deferred Compensation

Certain Relationships and Related Transactions

Section 16(a) Beneficial Ownership Reporting Compliance

EXECUTIVE COMPENSATION

Summary Compensation Table

Option Grants in Fiscal 2002

Total Options Exercised in 2002 and Year-End Values

Pension Plans

Estimated Annual Retirement Benefits Under Retirement Plan and SERP

Severance Agreements; Change of Control Arrangements

Indebtedness of Management

Compensation Committee Report

Stock Performance Graph

Report of the Audit Committee

ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

ITEM 3. PROPOSAL BY A SHAREHOLDER CONCERNING CUMULATIVE VOTING

ITEM 4. OTHER MATTERS

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

PROXY STATEMENT

General Information

These proxy materials are being provided in connection with the solicitation by the Board of Directors of The Neiman Marcus Group, Inc. (the "Company," "Neiman Marcus," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2003 Annual Meeting of Shareholders (the "Annual Meeting or "Meeting") and at any adjournment or postponement.

The Company's Annual Meeting will be held on Tuesday, January 21, 2003, beginning at 8:30 a.m., Eastern standard time, at the Marriott Boston Newton Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466.

This Proxy Statement, form of proxy and voting instructions are first being mailed on or about November 27, 2002.

Shareholders Entitled to Vote

Holders of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock") and Class B Common Stock, $.01 par value ("Class B Common Stock"), at the close of business on November 22, 2002 (the "Record Date") are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 28,029,687 shares of Class A Common Stock outstanding and 19,941,833 shares of Class B Common Stock outstanding. Shares will be voted in accordance with the instructions contained in the proxy, but if the proxies that are signed and returned to us do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named in this proxy statement, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year and AGAINST the proposal submitted by a shareholder concerning cumulative voting.

Each holder owning shares of the Company's Class A Common Stock or Class B Common Stock on the Record Date will be entitled to one vote per share at the Meeting. Only holders of Class A Common Stock are entitled to vote on the election of the Class A director and only holders of Class B Common Stock are entitled to vote on the election of the Class B directors. In all other matters being submitted to a vote of the shareholders at the Annual Meeting, holders of Class A Common Stock and Class B Common Stock will vote together as a single class.

Revocation of Proxies

You may revoke your proxy at any time before it is voted by:

-	written notice to the Secretary of the Company (at the address set forth in the Notice of Annual Meeting of Shareholders);
-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
-	voting in person by ballot at the Annual Meeting.

Required Vote

The presence of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of Directors. This means that the Director nominee(s) with the most votes will be elected to fill the seats on the Board of Directors. Only votes "for" or "against" affect the outcome. Abstentions are not counted for purposes of the election of Directors.

Approval of the proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the 2003 fiscal year requires a favorable vote of a majority of the shares present or represented at the Annual Meeting. On this proposal, abstentions will have the same effect as votes against the proposal and broker "non-votes" will have no effect.

Approval of the proposal by a shareholder concerning cumulative voting requires a favorable vote of a majority of the shares of the Class A Common Stock and Class B Common Stock present or represented at the Meeting. On this proposal, abstentions will have the same effect as votes cast against the proposal and broker "non-votes" will have no effect. Under Section 214 of the Delaware General Corporation Law, the addition of cumulative voting would require an amendment to our certificate of incorporation and shareholders must approve any amendments to the Company's Certificate of Incorporation. No such proposal to amend the Company's Certificate of Incorporation has been placed before the shareholders, but if it were, it would require the favorable vote of the holders of shares representing at least a majority of the issued and outstanding Class A Common Stock and Class B Common Stock voting as a single class.

HOW TO VOTE

Your vote is important. You can save us the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or the Internet, you do not need to return your proxy card.

Vote by Telephone

You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S. and Canada, see your proxy card for additional instructions.

Vote on the Internet

You can also choose to vote on the Internet. The web site for Internet voting is www.eproxy.com/nmg. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid enveloped provided. If the envelope is missing, please mail your completed proxy card to The Neiman Marcus Group, Inc., 1618 Main Street, Dallas, Texas 75201, attn: Legal Department.

Electronic Delivery of Proxy Materials and Annual Report

The notice of Annual Meeting and Proxy Statement and the 2002 Annual Report are available on our web site at www.neimanmarcusgroup.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, shareholders can elect to receive an e-mail, including an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.eproxyvote.com/nmg, simply follow the prompts for enrolling in the electronic proxy delivery service. At any time in the future, you can enroll in the electronic proxy delivery service by going directly to www.melloninvestor.com and clicking on Investor ServiceDirectsm.

Beneficial Shareholders: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Shareholder Account Maintenance

Our Transfer Agent is Mellon Investor Services LLP. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Neiman Marcus Group Shareholder Services' toll-free number, 1-800-411-6657, or contacting Mellon through their web site at www.melloninvestor.com.

Cost of Proxy Solicitation

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. These persons will receive no additional consideration for such services. We have hired Innisfree M&A Incorporated to distribute and solicit proxies. We will pay Innisfree M&A Incorporated a fee of $10,000, plus reasonable expenses, for these services.

In compliance with the regulations of the SEC and the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy materials to beneficial owners of our Class A Common Stock and Class B Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of shares of Class A Common Stock and Class B Common Stock beneficially owned as of November 8, 2002 by:
(1)	each person or group of persons known by us to own beneficially more than 5 percent of the outstanding shares of either the Class A Common Stock or Class B Common Stock;
(2)	each executive officer named in the compensation table captioned "Summary Compensation Table";
(3)	each nominee for Director and Directors of the Company; and
(4)	all current Directors and executive officers of the Company as a group.

Holders of Class A Common Stock have the right to elect up to 18 percent of the Board of Directors and holders of Class B Common Stock have the right to elect at least 82 percent of the Board of Directors. The Class A Common Stock and Class B Common Stock are identical in all other respects.
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number (1)	Percentage of Class	Number(1)	Percentage of Class	Percentage of Total Common Stock

Smith Family Group(2) c/o Richard A. Smith 1280 Boylston Street Chestnut Hill, MA 02467	83,566	*	6,038,586	30.3%	12.6%
Richard A. Smith(1)(2)	--	--	3,229,869	16.2%	6.7%
Nancy L. Marks(2) 57 River Street Wellesley, MA 02481	--	--	2,913,865	14.6%	6.1%
Gabelli Funds, LLC(3) One Corporate Center Rye, NY 10580	1,621,116	5.8%	2,984,077	14.9%	9.6%
Ariel Capital Management, Inc.(4) 200 E. Randolf Dr. Chicago, IL 60601	6,975,013	24.9%	--	--	14.5%
PRIMECAP Management Company(5) 225 South Lake Avenue Pasadena, CA 91101	2,866,320	10.2%	1,288,954	6.5%	8.7%
Neuberger Berman, LLC(6) 605 Third Ave. New York, NY 10158	--	--	1,399,060	7.0%	2.9%
Southeastern Asset Management(7) 6410 Popular Avenue Memphis, TN 38119	2,269,300	8.1%	2,849,200	14.9%	10.7%
Vanguard/Primecap Fund Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	2,455,700	8.8%	1,124,511	5.6%	.5%
Wellington Management Company, LLP (9) 75 State Street Boston, MA 02109	3,147,800	11.2%	--	--	6.6%
Robert A. Smith(2)(10)	41,783	*	367,459	1.8%	*
Brian J. Knez(2)(11)	41,783	*	366,145	1.8%	*
Burton M. Tansky(12)	287,300	1.0%	--	--	*
Gerald A. Sampson(13)	136,207	*	--	--	*
Karen W. Katz(14)	84,169	*	--	--	*
Ronald L. Frasch(15)	21,840	*	--	--	*
James E. Skinner(16)	8,000	*	--	--	*
Matina S. Horner(17)	9,789	*	--	--	*
Vincent M. O'Reilly(17)	3,969	*	218	*	*
Walter J. Salmon(17)	13,111	*	--	--	*
Paula Stern(17)	2,588	*	150	*	*
John R. Cook(18)	20,732	*	6,718	*	*
Gary L. Countryman(17)	2,243	*	--	*	*
Carl Sewell(17)	398	*	--	*	*

All current executive officers and directors as a group (17 persons)(19)	705,696	2.5%	3,970,559	19.9%	9.6%

------------------------------
*Less than 1%.

(1)

Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed. Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the SEC. The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy L. Marks and members of their families is as shown for the "Smith Family Group." See Note 2. Mr. Smith disclaims beneficial ownership of 1,734,768 shares of Class B Common Stock held by various family trusts, foundations and companies. Mrs. Marks disclaims beneficial ownership of 1,219,962 shares of Class B Common Stock held by various family trusts, foundations and companies.

(2)

The Smith Family Group includes Richard A. Smith, Chairman of the Company; Nancy L. Marks, Mr. Smith's sister; Robert A. Smith, Vice Chairman of the Company; and Brian J. Knez, Vice Chairman of the Company; who are, respectively, the son and son-in-law of Richard A. Smith; other members of their families; and various family trusts, foundations and companies. Members of the Smith Family Group possess sole or shared voting power over all of the shares shown in the table.

The Smith Family Group has filed a Schedule 13D with the SEC that discloses that certain members of the Smith Family Group have entered into a stockholders agreement dated as of September 1, 1999 (the "Stockholders Agreement"). The Stockholders Agreement provides that members of the Smith Family Group holding a total of 5,897,710 shares of Class B Common Stock (representing 98% of the shares of Class B Common Stock beneficially owned by the Smith Family Group) are prohibited from transferring such shares for three years from the date of the distribution subject to certain exceptions. Following such three-year period, such shares will be subject to a right of first offer pursuant to which any party to the Stockholders Agreement desiring to transfer such shares must first offer to sell such shares to the other parties to the Stockholders Agreement and, to the extent such parties do not buy all the shares, then to the Company.

(3)

The information reported with respect to the Class A and Class B Common Stock is based on a Schedule 13F dated September 30, 2002, filed with the SEC by the Gabelli Funds, Inc. and its affiliates (collectively, "Gabelli Affiliates"). The Gabelli Affiliates have shared voting power with respect to 7,300 shares and sole dispositive power with respect to all of the shares reported in the table.

(4)

The information reported with respect to the Class A Common Stock is based on Amendment No. 6 to Schedule 13G, dated October 31, 2002, as filed with the SEC by Ariel Capital Management, Inc., which has sole dispositive power with respect to 6,972,993 of the shares reported in the table and sole voting power with respect to 6,364,863 of the shares reported.

(5)

The information reported with respect to the Class A Common Stock is based on a Schedule 13F filed with the SEC on August 14, 2002 by PRIMECAP Management Company. With respect to the Class B Common Stock, the information report is based on Amendment No. 1 to Schedule 13G, dated May 31, 2001, and filed with the SEC by PRIMECAP Management Company. PRIMECAP Management Company has sole voting power and sole dispositive power with respect to all of the shares reported in the table.

(6)

The information reported is based on Amendment No. 1 to Schedule 13G dated February 11, 2002, as filed with the SEC by Neugerger Berman, LLC. Neuberger Berman, LLC has sole voting power with respect to 393,989 shares, shared voting power with respect to 749,600 shares and shared dispositive power with respect to all the shares reported in the table.

(7)

The information reported is based on information provided by Southeastern Asset Management, Inc. as of September 30, 2002. Southeastern Asset Management, Inc. has shared voting and dispositive power with respect to all of the shares reported in the table.

(8)

The information reported with respect to the Class A Common Stock is based on Amendment No. 2 to Schedule 13G, dated February 7, 2002, filed with the SEC by Vanguard/Primecap Fund Inc. With respect to Class B Common Stock, the information reported is based on Amendment No. 5 to Schedule 13G dated February 7, 2002, filed with the SEC by Vanguard/Primecap Fund Inc. Vanguard/Primecap Fund Inc. has sole voting and shared dispositive power with respect to all the shares reported in the table.

(9)

The information reported is based on a Schedule 13G dated May 9, 2002, filed with the SEC by Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting and shared dispositive power with respect to all of the shares reported in the table.

(10)

Includes 33,300 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 5,550 shares of restricted Class A Common Stock over which Mr. Smith has voting but not dispositive power. All of the shares reported by Mr. Smith are included in the shares owned by the Smith Family Group. See Note 2. Mr. Smith disclaims beneficial ownership of 11,688 shares of Class B Common stock held by various family trusts.

(11)

Includes 33,300 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 5,550 shares of restricted Class A Common Stock over which Mr. Knez has voting but not dispositive power. All of the shares owned by Mr. Knez are included in the shares owned by the Smith Family Group. See Note 2. Mr. Knez disclaims beneficial ownership of 360,858 shares of Class B Common stock held by his spouse and by various family trusts and foundations.

(12)

Includes 214,400 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 35,900 shares of restricted Class A Common Stock over which Mr. Tansky has voting but not dispositive power.

(13)

Includes 47,860 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 14,500 shares of restricted Class A Common Stock over which Mr. Sampson has voting but not dispositive power.

(14)

Includes 66,200 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 8,900 shares of restricted Class A Common Stock over which Ms. Katz has voting but not dispositive power and 1,084 shares of Class A Common Stock allocated to Ms. Katz under the Company's Employee Savings Plan ("ESP") as to which Ms. Katz shares voting power with the trustee.

(15)	Includes 21,300 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002.

(16)	Includes 8,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002.

(17)

Dr. Horner, Dr. Stern, Mr. O'Reilly, Dr. Salmon, Mr. Countryman and Mr. Sewell each hold, respectively, 9,789, 2,588, 3,169, 3,169, 1,243 and 398 common stock-based units which are included in the table. These directors do not have voting or dispositive power with respect to these common stock-based units. See Directors' Compensation.

(18)

Includes 18,000 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002. Also includes 971 common stock-based units that are included in the table. Mr. Cook does not have voting or dispositive power with respect to these common stock-based units. See Directors' Compensation.

(19)

Includes (i) 464,360 shares of Class A Common Stock that are subject to outstanding options exercisable within 60 days of November 8, 2002, (ii) 75,750 shares of restricted Class A Common Stock over which individuals in the group have voting but not dispositive power, (iii) 1,084 shares of Class A Common Stock allocated to individuals in the group under the ESP as to which such individuals share voting power with the trustee of the ESP, and (iv) 21,327 Class A Common stock-based units referred to in Notes 17 and 18 above.

ITEM 1. ELECTION OF DIRECTORS

The Company's Board of Directors is divided into three classes (Class I, Class II and Class III). At each Annual Meeting, only one class of directors is elected for a three-year term. As stated in the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), holders of Class B Common Stock can elect at least 82 percent of the Company's Board of Directors and holders of the Class A Common Stock can elect 18 percent. The Company's Board of Directors currently consists of eleven members. One director is elected by the holders of the Class A Common Stock and ten directors are elected by holders of the Class B Common Stock. To ensure that there will be at least one Class A director at all times, the Company's Board of Directors may not consist of fewer than six members.

At the 2003 Annual Meeting, three Class III Directors are to be elected. Two are to be elected by holders of the Class B Common Stock and one is to be elected by holders of the Class A Common Stock. The persons named as proxies will vote each proxy for the election of the nominees listed below, unless directed otherwise. Each of the nominees is currently a member of the Board of Directors. The Company has no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. A plurality of the votes cast by the holders of the Class A Common Stock and the Class B Common Stock at the Annual Meeting is required to elect the nominees. Abstentions are not counted for the purpose of the election of directors.

The nominees for director and the directors who will continue to serve after the 2003 Annual Meeting are listed below with their principal occupations for the last five years.

The Board of Directors recommends a vote FOR the election of these nominees as Directors:

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2006
(Class III Directors)

Vincent M. O'Reilly, age 65, Director since 1997, Class A Director

Distinguished Senior Lecturer, Carroll School of Management, Boston College since October 1997; Executive Vice Chairman of Coopers & Lybrand prior thereto; Director of Eaton Vance Corp. and Teradyne, Inc

John R. Cook, age 61, Director since 1998, Class B Director
Senior Vice President and Chief Financial Officer of the Company and of Harcourt General, Inc. from September 1992 to July 2001.

Burton M. Tansky, age 64, Director since 2001, Class B Director

President and Chief Executive Officer of the Company since May 2001; President and Chief Operating Officer from December 1998 until May 2001; Executive Vice President from February 1998 until December 1998 and Chairman and Chief Executive Officer of Neiman Marcus Stores from May 1994 until February 1998. Mr. Tansky also served as Chairman and Chief Executive Officer of Bergdorf Goodman from 1990 until 1994.

DIRECTORS WHOSE TERMS EXPIRE IN 2004
(Class I Directors)

Richard A. Smith, age 78, Director since 1987, Class B Director

Chairman of the Company; Chief Executive Officer of the Company from January 1997 until December 1998 and prior to December 1991; Chairman of Harcourt General (formerly General Cinema Corporation) from 1961 to July 2001 and Chief Executive Officer from January 1997 until November 1999 and prior to December 1991; Director, Chairman and Chief Executive Officer (until October 2000) of GC Companies, Inc. In October 2000, GC Companies, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code. Mr. Smith is the father of Robert A. Smith and the father-in-law of Brian J. Knez.

Robert A. Smith, age 43, Director since 1997, Class B Director

Managing Partner of Castanea Partners, Inc., a private equity investment firm, since 2001; Vice Chairman of the Company since May 2001; Co-Chief Executive Officer from May 1999 to May 2001; President and Chief Operating Officer from January 1997 until December 1998 and Group Vice President prior to January 1997. President and Co-Chief Executive Officer of Harcourt General from November 1999 to July 2001; President and Co-Chief Operating Officer from January 1997 until November 1999; and Co-Chief Executive Officer of Harcourt, Inc. from May 1999 to July 2001. President and Chief Operating Officer of GC Companies Inc. until October 2000. In October 2000, GC Companies, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code. Mr. Smith is the son of Richard A. Smith and the brother-in-law of Brian J. Knez.

Paula Stern, Ph.D., age 57, Director since 2001, Class B Director

Chairwoman of The Stern Group, Inc., an economic analysis and trade advisory firm established in 1988. Member of the President's Advisory Committee for Trade Policy and Negotiations and Commissioner of the U.S. International Trade Commission from 1978 to 1987 (Chairwoman, 1984-1986). Dr. Stern is also a director of Avon Products, Inc. and Hasbro, Inc. and serves on the board of a number of academic and international organizations.

Gary L. Countryman, age 63, Director since 2002, Class B Director

Since 1963 Mr. Countryman has held various positions with Liberty Mutual Insurance Company, including President and Chief Operating Officer and Chairman of the Board and Chief Executive Officer. Mr. Countryman is currently Chairman Emeritus of Liberty Mutual Group, and serves on the boards of FleetBoston Financial Corp. and NSTAR.

DIRECTORS WHOSE TERMS EXPIRE IN 2005
(Class II Directors)

Matina S. Horner, Ph.D., age 63, Director since 1993, Class B Director
Executive Vice President of the Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) and President Emerita of Radcliffe College since 1989; Trustee of NSTAR.

Brian J. Knez, age 45, Director since 1998, Class B Director

Managing Partner of Castanea Partners, Inc., a private equity investment firm, since 2001; Vice Chairman of the Company since May 2001; Co-Chief Executive Officer of the Company from May 1999 to May 2001; President and Co-Chief Executive Officer of Harcourt General from November 1999 to July 2001; President and Co-Chief Operating Officer of Harcourt General from January 1997 until November 1999; Co-Chief Executive Officer of Harcourt, Inc. from May 1999 until July 2001; President (until November 1998) and Chief Executive Officer of Harcourt, Inc. prior thereto. Mr. Knez is the son-in-law of Richard A. Smith and the brother-in-law of Robert A. Smith.

Walter J. Salmon, Ph.D., age 72, Director since 1987, Class B Director

Stanley Roth Sr. Professor of Retailing (Emeritus since 1997), Graduate School of Business Administration, Harvard University; Director of Luby's, Inc.; Cole National Corporation; Stage Stores, Inc.; Party City Corporation and PetsMart, Inc.

Carl Sewell, age 59, Director since 2002, Class B Director

Chairman of Sewell Automotive Companies, a large company of automobile dealerships based in Dallas, Texas where he began in 1967. Mr. Sewell is also Chairman of the Executive Board of the Southern Methodist University Edwin L. Cox School of Business and serves as a board member of several non-profit organizations.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gerald A. Sampson, age 61
President and Chief Operating Officer of Neiman Marcus Stores for the previous nine years.

Ronald L. Frasch, age 53

Chairman and Chief Executive Officer of Bergdorf Goodman since April 2000. Prior to joining the Company Mr. Frasch served as President of GFT, USA, a manufacturer of designer apparel from July 1996 until December 1999. Prior to 1996, he served as President and Chief Executive Officer of Escada USA.

Karen Katz, age 45

President and Chief Executive Officer of Neiman Marcus Direct since May 2000. Ms. Katz served as Executive Vice President of Neiman Marcus Stores from February 1998 until May 2000 and as Senior Vice President of Neiman Marcus Stores from September 1996 until February 1998. Prior to 1998, she served as Vice President and General Manager of the Dallas NorthPark Neiman Marcus store.

James E. Skinner, age 49

Senior Vice President and Chief Financial Officer since June 2001. Prior to joining the Company, Mr. Skinner served as Senior Vice President and Chief Financial Officer of Caprock Communications Corp. from August 2000 through December 2000. From 1994 until 2000, Mr. Skinner served as Executive Vice President, Chief Financial Officer and Treasurer of CompUSA Inc.

MEETINGS AND COMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors consists of a majority of outside directors who are elected by the Company's shareholders, and is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board of Directors acts as an advisor and counselor to senior management and ultimately monitors its performance. These functions of the Board of Directors are fulfilled by the presence of Directors with stature who have a substantive knowledge of the Company's business.

During the fiscal year ended August 3, 2002, the Board of Directors held six meetings and acted by unanimous written consent on nine other occasions. During fiscal 2002, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by committees of which he or she is a member.

It is the general policy of the Company that all major decisions be considered by the Board of Directors as a whole. As a consequence, the committee structure of the Board of Directors is limited to those committees required for the operation of a publicly owned company. Currently these committees are the Executive Committee, Audit Committee, Nominating Committee and the Compensation Committee. The Audit Committee and the Compensation committees consist only of independent Directors.

Set forth below are descriptions of the functions of the committees and the names of their current members.

Audit Committee

The Audit Committee, which met seven times during fiscal 2002, consists of Vincent M. O'Reilly (Chairman), Gary L. Countryman and Carl Sewell. The Audit Committee's functions include:
-	selecting and monitoring the activities of the public accounting firm approved by the Board of Directors and shareholders to be the outside auditors of the Company;
-	approving the fees of the outside auditors;
-	reviewing with the outside auditors the scope of the audit;
-	reviewing copies of the annual comments from the outside auditors on accounting procedures and systems of control;
-	reviewing with the outside auditors any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company;
-

reviewing with management and the outside auditors the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the statement prior to the filing of a report on Form 10-K or 10-Q with the SEC;

-

reviewing the programs of the Internal Audit Department, including procedures for assuring implementation of recommendations made by the outside auditors, and reviewing the significant matters contained in the Internal Audit reports;

-	reviewing the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries regarding accounting practices and developments;
-	reviewing compliance with laws, regulations, internal procedures and contingent liabilities and risks that may be material to the Company;
-	reviewing and reassessing annually the Audit Committee Charter;
-	reviewing and assessing the Audit Committee's compliance with the listing standards of the New York Stock Exchange; and
-	preparing a report each year concerning its practices and compliance with its charter for inclusion in the annual Proxy Statement of the Company.

The Board of Directors has determined that each of the members of the Audit Committee are "independent" and financially literate as defined by the listing standards of the New York Stock Exchange and that the Chairman possesses financial expertise. The Audit Committee met seven times during fiscal 2002.

Compensation Committee

The members of the Compensation Committee met three times during fiscal 2002 and acted by unanimous written consent two times. The members of the Compensation Committee are Dr. Salmon (Chairman), Dr. Stern and Dr. Horner. All members are "independent" as defined by the listing standards of the New York Stock Exchange. The Compensation Committee is responsible for establishing annual and long-term performance goals for our elected officers. This responsibility includes establishing the compensation and evaluating the performance of the President and CEO and other elected officers. In addition, the Committee:
-	grants options and awards under The Neiman Marcus Group, Inc. 1997 Incentive Plan (the "1997 Incentive Plan");
-	advises on the compensation for senior management; and
-	publishes an annual Executive Compensation Committee Report for the Company's shareholders.

Nominating Committee

All non-employee members of the Board of Directors serve on the Nominating Committee. This committee met four times during fiscal 2002. The Nominating Committee is responsible for considering the appropriate size, function and needs of the Board of Directors. This responsibility includes:

-	establishing the criteria for Board membership;
-	conducting inquiries into the backgrounds and qualifications of possible candidates;
-	considering and recommending candidates to fill new or vacant positions on the Board;
-	recommending Director nominees for approval by the Board and shareholders;
-	considering questions of possible conflicts of interest of Board members and senior executives;
-	monitoring and recommending the functions of the various committees of the Board;
-	recommending members of the committees;
-	advising on changes in Board composition; and
-	recommending the structure of Board meetings.

The Nominating Committee will consider nominees for election as directors recommended by shareholders. Shareholders wishing to recommend nominees for election as directors should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Company no later than October 22, 2003.

Executive Committee

Members of the Executive Committee, which did not meet during fiscal 2002, are Richard Smith (Chairman), Robert Smith, Brian Knez and Walter Salmon. The Bylaws of the Company give the Executive Committee the authority to manage the affairs of the Company as necessary between meetings of the Board of Directors. Corporate actions that may not be authorized by the Executive Committee include declaring a dividend, amending the Certificate of Incorporation or the Bylaws, adopting an agreement of merger or consolidation or imposing a lien on substantially all of the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters that must be dealt with prior to the next scheduled Board of Directors meeting.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Cash Retainer and Meeting Fees

Non-employee Directors receive an annual cash retainer fee of $20,000 per year and a fee of $2,000 per Board of Directors meeting attended. For each committee meeting attended, the non-employee directors receive a fee of $750 (the Chairperson receives $1,500). These directors are also reimbursed for travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. If a non-employee director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would be paid if attended in person. Richard Smith receives no compensation for his participation as Chairman of the Board or as a committee chairman or committee member.

Robert Smith and Brian Knez each receive $200,000 annually for their services as Vice Chairmen of the Board, plus reimbursement for travel and incidental expenses. On October 22, 1999, the Company entered into an Intercompany Services Agreement (the "Intercompany Agreement") with Harcourt General, Inc. Under the Intercompany Services Agreement, Harcourt General provided certain management, accounting, financial, legal, tax, human resources and other corporate services to the Company, including the services of certain senior officers of Harcourt General who were also senior officers of the Company. The Intercompany Agreement was terminated effective May 14, 2001. In fiscal 2000, as senior officers of Harcourt General and of the Company, Messrs. Robert Smith, Brian Knez and John Cook, were awarded by the Compensation Committee of the Company, restricted stock and non-qualified stock options. As of November 8, 2002, Robert Smith and Brian Knez each had outstanding options to purchase 55,500 shares of Class A Common Stock and Mr. Cook had an option to purchase 18,000 shares of Class A Common Stock, all at $27.25 per share. Options granted under the 1997 Incentive Plan, inlcuding those granted to Robert Smith, Brian Knez and John Cook, annually vest 20% on the first through the fifth anniversary dates of the grant and expire on the tenth anniversary date of the grant.

As of November 8, 2002, Mr. Smith and Mr. Knez each had 5,550 shares of restricted stock outstanding. Restrictions lapse 20 percent per year on the first through the fifth anniversary dates of the grant. Pursuant to the termination of the Intercompany Agreement on May 14, 2001, options granted and restricted stock awarded to Mr. Cook became fully vested and exercisable. See "Severance Agreements; Change of Control Arrangements."

Stock-based Units and Deferred Compensation

Each non-employee Director is also entitled to receive stock-based units in an amount equal to the value of the annual cash retainer. The number of stock-based units is calculated quarterly by dividing $5,000 (the amount of the quarterly cash retainer) by the trailing five-day average of the closing price of the Class A Common Stock at the end of each fiscal quarter. The value of each of the non-employee Director's stock-based units will be payable only in cash when the non-employee Director ceases to serve as a member of the Board of Directors of the Company. These stock-based units do not carry voting or dispositive rights. Richard A. Smith, Robert A. Smith and Brian J. Knez do not receive stock-based units.

The Company also offers non-employee Directors the right to elect to receive all or part of the cash portion of their fees on a deferred basis. If the deferred basis is elected, it may be in the form of cash with interest calculated at a rate equal to the average of the top rates paid by major New York banks on three-month negotiable certificates of deposit as quoted on the last business day of the fiscal quarter, or in the form of stock-based units, calculated on the basis of the trailing five-day average of the closing price of the Class A Common Stock at the end of each fiscal quarter. For fiscal 2002, Dr. Horner, Dr. Stern and Mr. Countryman elected to receive all of their fees on a deferred basis using the stock-based method.

Certain Relationships and Related Transactions

Gary L. Countryman, a director of the Company, is Chairman Emeritus of the Liberty Mutual Group. Liberty Mutual Company, a subsdiary of Liberty Mutal Group, underwrites some of the Company's insurance policies. These insurance policies contain terms which, in the judgment of management, are no less favorable than could be obtained from other insurance companies. During fiscal 2002, the Company paid Liberty Mutual Company an aggregate of $11 million in premiums and administrative fees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company and persons who own more than 10 percent of any class of the Company's common stock, to file reports of holdings and transactions in the Company's stock with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in fiscal 2002 our Directors, executive officers and greater than 10 percent beneficial owners met all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation paid by the Company to the CEO and to the four most highly paid executive officers (the "Named Executive Officers") during fiscal 2002, 2001 and 2000.

				Long-Term
				Compensation(1)
		Annual Compensation ------------------------------		Awards ----------------------
				Restricted	Securities
				Stock	Underlying	All Other
Name and	Fiscal	Salary	Bonus	Awards	Options	Compensation
Principal Position ---------------------------------	Year ---------	($) -----------	($)(2) ----------	($)(4) -----------	(#) --------------	($)(5) ------------------

Burton M. Tansky	2002	$1,150,000	$ 747,500	--	30,000	$45,773
President and Chief	2001	1,150,000	125,000	--	88,000	97,233
Executive Officer	2000	1,000,000	1,116,000	695,000	140,000	43,615

Gerald A. Sampson	2002	587,000	234,800	--	12,500	24,924
President and Chief	2001	575,000	50,000	--	32,000	36,369
Operating Officer of	2000	540,000	409,000	275,813	69,800	19,797
Neiman Marcus
Stores

Ronald L. Frasch	2002	575,000	208,438	--	12,500	18,434
Chairman and Chief	2001	575,000	--	--	47,000	--
Executive Officer of	2000	550,000	101,415	--	--	--
Bergdorf Goodman				--	--	---

Karen W. Katz	2002	475,000	190,000	--	25,000	14,357
President and Chief	2001	440,000	75,000	--	45,000	24,924
Executive Officer of	2000	338,000	251,000	208,563	65,000	11,076
Neiman Marcus
Direct

James E. Skinner	2002	425,000	170,000	--	20,000	1,080
Senior Vice President	2001	--	--	--	--	--
and Chief Financial	2000	--	--	--	--	--
Officer(6)

---------------------------------

(1)  Other than restricted stock, stock options and other equity-based awards that may be granted under the 1997 Incentive Plan, the Company does not have a long-term compensation program for its executive officers that includes long-term incentive payouts.

(2)  Bonus payments are reported with respect to the year in which the related services were performed.

(3)  No disclosure regarding items included in this category is required since no amounts in any of the fiscal years reported for any of the Named Executive Officers exceed the lesser of $50,000 or 10 percent of their annual salary and bonus.

(4)  No awards of restricted stock were granted in fiscal 2002. For all shares of restricted stock granted in fiscal 1999 and certain shares of restricted stock granted in fiscal 2000, the restrictions lapse upon the achievement of specified performance targets or, if the specified targets are not reached within five years of the date of grant, then the restrictions lapse eight years from the date of grant. The specified performance targets have not been attained. For the remaining shares of restricted stock granted in fiscal 2000, twenty percent of each award is freed from the restrictions each year, commencing one year after the date of grant, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares and receive all dividends which may be paid with respect to such shares. In the event of termination of employment for any reason, other than death or permanent disability, restricted shares are forfeited by the holders and revert to the Company. Only shares representing Class A Common Stock is granted or awarded under the 1997 Incentive Plan. At the end of fiscal 2002, the Named Executive Officers' restricted stock holdings and market values (based on the NYSE closing price of $26.00 for the Company's Class A Common Stock at fiscal year-end) were as follows: Mr. Tansky - 39,900 ($1,037,400); Mr. Sampson - 16,500 ($429,000); Ms. Katz - 10,300 ($267,800); Mr. Frasch - 0; and Mr. Skinner - 0.

(5)  The items accounting for in this column include the cost to the Company of (a) matching contributions under the Company's Key Employee Deferred Compensation Plan and (b) group life insurance premiums. For fiscal 2002, such amounts for each of the Named Executive Officers were, respectively, as follows: Mr. Tansky - $38,249 and $7,524; Mr. Sampson - $17,400 and $7,524; Ms. Katz - $13,637 and $720; Mr. Frasch - $15,812 and $2,622; and Mr. Skinner $1,080 for the taxable amount of life insurance coverage over $50,000.

(6) Mr. Skinner joined the Company in June, 2001.

Option Grants in Fiscal 2002

The following table shows all options to purchase Class A Common Stock of the Company granted to each of the Named Executive Officers in fiscal 2002 and the potential value of such grants at stock price appreciation rates of 5 and 10 percent, compounded annually over the ten-year term of the options. Also shown is the potential gain of all employees as of August 3, 2002, using the same base price and appreciation rates and compounded over the same ten-year period. The 5 and 10 percent rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the price of the Company's stock.
	Individual Grants(1) ---------------------------------------------------------------------
Name ---------------------------	Number of Securities Underlying Options Granted (#) ---------------	% of Total Options Granted to Employees in Fiscal Year ---------------	Exercise or Base Price ($/Sh) --------------	Expiration Date ----------------	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term --------------------------------------
					5%($)	10%($)

Burton M. Tansky	30,000	5.53	24.50	9/22/11	1,411,475	3,576,956

Gerald A. Sampson	12,500	2.30	24.50	9/22/11	716,940	1,816,866

Karen Katz	25,000	4.61	24.50	9/22/11	1,008,197	2,554,968

Ronald L. Frasch	12,500	2.30	24.50	9/22/11	716,940	1,816,866

James E. Skinner	20,000	3.69	24.50	9/22/11	470,492	1,192,319

All employees (including the Named Executive Officers)	542,500	100	24.50	9/22/11	8,358,796	21,182,829

______________________

(1)

All option grants are nonqualified stock options to purchase shares of the Company's Class A Common Stock, have a term of 10 years and one day from the date of grant, and become exercisable at the rate of 20% on each of the first five anniversary dates of the grant. All options were granted at the fair market value based on the closing price of the Class A Common Stock on the NYSE on the date of grant. See "Severance Agreements; Change of Control Arrangements" below.

Total Options Exercised in 2002 and Year-End Values

This table gives information for options exercised by each of the Named Executive Officers in fiscal year 2002 and the value (stock price less exercise price) of the remaining options held by those executive officers at fiscal year-end, using the closing price.
Number of
			Securities Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Shares		August 3, 2002	August 3, 2002
	Acquired	Value	# Exercisable/	($) Exercisable/
Name ---------------------------------	On Exercise(#) ------------------	Realized($) ---------------	Unexercisable ---------------------	Unexercisable(1) ---------------------

Burton M. Tansky	46,500	1,041,027	157,760/215,440	486,187/307,250

Gerald A. Sampson	35,420	463,003	20,580/86,900	0/142,655

Karen Katz	--	--	44,000/103,500	56,794/92,675

Ronald L. Frasch	--	--	12,400/47,100	375/19,312

James E. Skinner	--	--	4,000/36,000	0/30,000

______________________

Pension Plans

The Company maintains a funded, qualified pension plan known as The Neiman Marcus Group, Inc. Retirement Plan (the "Retirement Plan"). Most non-union employees over age 21 who have completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment. The Retirement Plan is a "career-average" plan, under which a participant earns each year a retirement annuity equal to 1% of his or her compensation for the year up to the Social Security wage base and 1.5% of his or her compensation for the year in excess of such wage base. Benefits under the Retirement Plan become fully vested after five years of service with the Company.

The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan benefits and Social Security. Executive, administrative and professional employees (other than those employed as salespersons) with an annual base salary at least equal to a minimum established by the Company ($170,000 as of August 3, 2002) are eligible to participate. At normal retirement age (age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service, the combined benefit is proportionately reduced. Benefits under the SERP become fully vested after five years of service with the Company.

The following table, which includes benefits under the Retirement Plan and the SERP, shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 2002 who elects to receive his or her benefit in the form of a straight life annuity. The amounts actually payable will be lower than the amounts shown below, since such amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

Estimated Annual Retirement Benefits Under Retirement Plan and SERP

Final Average
Pensionable	Total Years of Service
Earnings ----------------------	5 ---------------	10 --------------	15 --------------	20 -------------	25 --------------
$ 350,000	$ 35,000	$ 70,000	$105,000	$140,000	$175,000
550,000	55,000	110,000	165,000	220,000	275,000
750,000	75,000	150,000	225,000	300,000	375,000
950,000	95,000	190,000	285,000	380,000	475,000
1,150,000	115,000	230,000	345,000	460,000	575,000

The following table shows the pensionable earnings and credited years of service for the Named Executive Officers as of August 3, 2002, and years of service creditable at age 65.

	Pensionable Earnings
	for Year Ended	Years of Service (2)
Name -------------------------------------	August 3, 2002(1) ----------------------	at August 3, 2002 -------------------------	at Age 65 ------------------

Burton M. Tansky	$1,150,000	--(3)	21(3)
Gerald A. Sampson	587,000	--(4)	20(4)
Ronald L. Frasch	575,000	12	23
Karen Katz	475,000	17	25
James E. Skinner	425,000	1	17

______________________
(1)

In computing the combined benefit under the Retirement Plan and SERP, "pensionable earnings" means, with respect to the Retirement Plan, base salary and any bonus and, with respect to the SERP, base salary only. The amounts shown above include base salary only.

(2)

The credited years of service set forth in the table reflect years of credited service under the Retirement Plan, which is a "career average plan" with no limitation on years of credited service. However, credited service under the SERP may not exceed 25 years.

(3)

For purposes of determining Mr. Tansky's retirement benefits under the SERP, Mr. Tansky will be credited with two times his years of service with the Company provided (i) he remains continuously employed by the Company until he reaches the age of 65 and, following his retirement, agrees not to compete with the Company for a period of three years, (ii) the Company terminates his employment other than for cause, or (iii) he resigns under certain circumstances following a change of control of the Company; otherwise, Mr. Tansky's accrued service under the SERP will be calculated at 5/3 times his years of service if he retires after age 65 and in the normal manner in all other cases. Mr. Tansky is 64 years old.

(4)

For purposes of determining Mr. Sampson's retirement benefits under the SERP, Mr. Sampson will be credited with 20/13 times his years of service with the Company provided (i) he remains continuously employed by the Company until he reaches the age of 65, (ii) the Company terminates his employment other than for cause, or (iii) he resigns under certain circumstances before age 65 or following a change of control of the Company; otherwise, Mr. Sampson's accrued service under the SERP will be calculated in the normal manner. Mr. Sampson is 61 years old.

Severance Agreements; Change of Control Arrangements

The Company has entered into severance agreements with each of the Named Executive Officers. These agreements entitle them to receive severance payments in the event their employment with the Company is terminated in certain situations. If terminated by the Company other than for cause or due to total disability or death, Mr. Tansky will have the right to receive an amount equal to two times his annual base salary at the time of termination, payable in 24 monthly installments. Ms. Katz and Messrs. Sampson, Frasch and Skinner will have the right to receive an amount equal to one and one-half times their annual base salary at the time of termination, payable in 18 monthly installments. These amounts will also be paid to each of the Named Executive Officers if they resign because they are not permitted to continue in a comparable position following a change of control.

The 1997 Incentive Plan provides that in the event of a change of control of the Company, all outstanding options and awards become fully vested and exercisable.

Indebtedness of Management

During fiscal 2002 and through the date of this Proxy Statement, Mr. Tansky and Mr. Sampson had outstanding loans under the Company's Key Executive Stock Purchase Loan Plan (the "Loan Plan"). Mr. Tansky's loan is currently $369,253 and Mr. Sampson's loan is currently $536,649. As provided in the Loan Plan, these loans were used to acquire shares of the Company's Class A Common Stock either in the open market or to exercise stock options and to discharge certain tax liabilities incurred in connection with the release of restrictions on awards of restricted stock. They bear interest at the annual rate of 5 percent, payable quarterly. Under the terms of the Loan Plan, the loans will become due and payable seven months after the employee leaves the Company. No other executive officer, director or five percent security holder of the Company had any indebtedness, transaction or series of similar transactions in excess of $60,000 during fiscal 2002. Effective July 30, 2002, the Loan Plan has been terminated and the Company will not make any other loans to any executive officer or director under the Loan Plan, nor will any such loans be modified in any material way. Interest on the outstanding loans to Mr. Tansky and Mr. Sampson will continue to accrue and be payable quarterly until the loans are fully paid.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (each, as amended) that might incorporate future filings (including this proxy statement) in whole or in part, the following Compensation Committee Report on Executive Compensation, Stock Performance Graph and Report of the Audit Committee shall not be deemed to be incorporated into any future filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Overview of Compensation Philosophy and Program

The Compensation Committee establishes the salaries and other compensation of the executive officers of the Company, including the Named Executive Officers. The Compensation Committee consists of three "independent" Directors.

The Company's compensation program consists of salaries, annual incentive awards and long-term incentive compensation and is designed to:

-	reward competitively its executive officers;
-	attract and retain individuals important to the success of the Company;
-	provide incentives that will motivate the executives; and
-	reward the executives for achieving the business objectives of the Company and its operating divisions over both the short and long terms.

The Compensation Committee makes annual and long term incentives a significant component of the executive officers' total compensation. The risk and reward of the incentive compensation is increased in proportion to an executive's level of responsibility in the Company.

Early in each fiscal year, the Compensation Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department and/or outside compensation consultants, for each component of the executive officers and for the totality of their compensation. The Compensation Committee reviews those recommendations and then approves them or makes changes it deems appropriate.

Base Salary

For fiscal 2002, base salary was determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data was used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons were made to a broad range of domestic, publicly held retailing companies, including "upscale" specialty retailing companies. Because the Company competes for executive talent with a broad range of companies, the Committee did not limit its comparison information for compensation purposes to the companies included in the peer group in the Stock Performance Graph. For fiscal 2002, the salary and total compensation benchmarks for executive officers (assuming that target bonuses would be achieved) were set at the middle range of the comparison group of companies.

The Committee reviewed in detail the base salary levels for each of the Named Executive Officers of the Company. While the Committee used the benchmarks described above as a reference point, a particular individual's base salary may vary from the benchmark depending on his or her salary history, experience, individual performance, guidelines established by the Chief Executive Officer with respect to salary increases for the entire Company and the subjective judgment of the Committee.

Annual Incentive Bonus

The annual incentive bonus program is intended to put substantial amounts of total cash compensation at risk with the intent of focusing the attention of the executives on achieving both the Company's and their division's performance goals as well as their individual goals, thereby contributing to profitability and building stockholder value. For fiscal 2002, the Named Executive Officers' cash bonus opportunity for performance meeting certain minumum thresholds ranged from 7.5 percent to 16.25 percent of base salary, and increased to a range of 30 percent to 65 percent of base salary for performance meeting the fiscal 2002 budget. If a significant improvement over the Company's fiscal 2002 budget was attained, cash bonus opportunities would range from 60 percent to 130 percent of base salary. The determination of annual bonuses for the Named Executive Officers for fiscal 2002 was based principally on (i) the achievement of performance objectives by the operating division for which the executive was responsible, (ii) the individual's own performance, and (iii) the Company's overall performance. The divisional performance component of the bonus was determined based on a weighting of several factors, the most important of which was operating earnings before corporate expenses. Other factors included return on net assets for Neiman Marcus and Bergdorf Goodman Stores, and growth in the number of customer accounts for Neiman Marcus Direct. The individual performance goals for each of the Company's Named Executive Officers included the achievement of certain specified tasks.

Bonuses actually awarded to the Named Executive Officers for fiscal 2002 were determined by an assessment of all of these factors, as well as certain subjective factors. Bonuses for fiscal 2002 were paid at target levels for performance meeting the fiscal 2002 budget.

For fiscal 2003, the cash bonus opportunities set by the Compensation Committee for performance meeting certain minimum thresholds will range from 7.5 percent to 32.5 percent of base salary and will increase to a range of 30 percent to 65 percent of base salary for performance meeting the fiscal 2003 budget. If a significant improvement over the Company's fiscal 2003 budget is achieved, cash bonus opportunities will range from 60 percent to 130 percent of base salary. If performance is below the fiscal 2003 minimum thresholds, the Committee may reduce cash bonus awards or not grant them at all.

Stock Incentives

The Compensation Committee's purpose in awarding equity-based incentives is to achieve, as much as possible, an identity of interest between the Company's executives and the long term interest of the shareholders. For fiscal 2002, the principal factors considered in determining which executives (including the Named Executive Officers) were awarded equity-based compensation, and in determining the types and amounts of the awards, including salary levels, equity awards granted to executives at competing retail companies and the performance, experience and level of responsibility of each executive.

The Company granted equity-based incentives in fiscal 2002 in the form of nonqualified stock options that vest over a five year period and terminate ten years and one day from the date of grant.

Compensation of the Chief Executive Officer

The Compensation Committee's basis for compensation of the Chief Executive Officer, Burton M. Tansky, is based on the compensation philosophy discussed above. Mr. Tansky participates in the same executive compensation plans available to the other executive officers. For fiscal 2002, the Compensation Committee set the base salary of Mr. Tansky at $1,150,000. The compensation level established for Mr. Tansky was in response to the Compensation Committee's and the Board's assessments of the Company's performance and accomplishments, as well as Mr. Tansky's position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Tansky's performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Tansky's compensation.

Compliance with the Internal Revenue Code

The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year that is not "performance-based" paid to each of the Named Executive Officers. During 1997, the Committee, the Board of Directors and the shareholders of the Company approved the 1997 Incentive Plan. The 1997 Incentive Plan allows the Committee to award stock incentives and cash bonuses based on objective criteria. It is expected that stock options awarded under the 1997 Incentive Plan will generally be characterized as "performance-based" compensation and therefor will be fully deductible by the Company. The Company expects that the executive officers of the Company may, in appropriate cases, agree to defer income if and to the extent that their compensation is not deductible by the Company under the Code. The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.
COMPENSATION COMMITTEE

Walter J. Salmon, Chairman
Matina S. Horner
Paula Stern

Stock Performance Graph

The following graph compares the total cumulative return over five years on the Company's Class A Common Stock to the total cumulative return over the same period of the common stocks of companies in the Standard & Poor's 500 Index ("S&P 500") and an industry peer group consisting of:
-	Saks, Inc.
-	Federated Department Stores, Inc.
-	Tiffany & Co.
-	Nordstrom, Inc.

The graph assumes that the value of an investment in the Company's Class A Common Stock and each index was $100 at August 2, 1997, and that all dividends were reinvested. The graph uses the price of the Company's Class A Common Stock for the period since the October 22, 1999 recapitalization of the Company which created two classes of common stock, Class A and Class B. Returns on the common stocks of the companies in the peer group index have been weighted annually at the beginning of each fiscal year to reflect relative stock market capitalization. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

200
150
100
50
0
Dollars
1997
1998
1999
2000
2001
2002
The Neiman Marcus Group, Inc.
S&P 500
Peer Group

	1997	1998	1999	2000	2001	2002

The Neiman Marcus Group, Inc.	100.0	115.7	87.7	115.7	115.8	99.3
S&P 500	100.0	119.2	143.3	156.2	133.8	102.2
Peer Group	100.0	115.9	121.9	76.5	99.0	86.3

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board and oversees the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. During fiscal 2002, the Committee met four times, and the Committee chairman, as a representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with management, the internal auditors and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the independent auditors the independent auditors' independence from management and the Company. The Committee also discussed with management the internal auditors, the independent auditors, the integrity, quality and effectiveness of the Company's financial reporting processes and internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements along with management's response to significant matters. The Audit Committee also discussed the results of the internal audit examinations.

The Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended August 3, 2002, with management, the internal auditors and the independent auditors.

Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 3, 2002, for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche LLP as the independent auditors for the Company.

September 20, 2002
AUDIT COMMITTEE

Vincent M. O'Reilly, Chairman
Gary L. Countryman
Carl Sewell

ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the shareholders, the Board of Directors believes it is appropriate to submit its selection to the shareholders for their approval and to abide by the result of the shareholders' vote. The Board of Directors recommends that the shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending August 3, 2003.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for fiscal year ended August 3, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $988,000.

Financial Information Systems and Implementation Fees

There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended August 3, 2002.

All Other Fees

The aggregate fees billed by Deloitte& Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended August 3, 2002 were $1,967,000, including audit related services of $128,000 and non-audit services of $1,687,000, $1,470,000 of which was billed by Deloitte Consulting. Deloitte & Touche has announced its intent to separate Deloitte Consulting from the firm by the end of calendar year 2002. Audit related services were comprised primarily of accounting research and consultation, agreed upon procedures, and attestation services for certain subsidiary companies. Non-audit services included fees for information technology consulting related to systems not associated with the financial statements, tax services, and consulting on benefit plans.

The Audit Committee has considered and concluded that the provision of other services is compatible with maintaining Deloitte & Touche's independence.

The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending August 3, 2003.

ITEM 3. PROPOSAL BY A SHAREHOLDER CONCERNING CUMULATIVE VOTING

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the record owner of 150 shares of the Company's Class A Common Stock, has submitted for consideration at the Annual Meeting the proposal set forth below. Following the proposal is the stockholder's statement in support of her proposal, in the form received by the Company, and the statement of the Company's Board of Directors in opposition to the proposal.

"RESOLVED: That the shareholders of The Neiman Marcus Group, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

"REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting."

"Last year the owners of 8,553,702 shares, representing approximately 21% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

Statement of the Board of Directors in Opposition

The Company's present system for election of directors, which is similar to that of most major publicly traded corporations, allows all shareholders to vote on the basis of their share ownership. The Board of Directors believes that the current voting system is most likely to produce an effective Board of Directors that will represent the interests of all the Company's shareholders. Cumulative voting, which permits relatively small groups of shareholders to elect directors to represent their particular interests or points of view, could result in the creation of an adversarial Board of Directors, where each director advocates the positions of the group responsible for his or her election rather than the positions which are in the best interests of the Company and all of the shareholders. The Board of Directors believes that a director must act, at all times in the best interests of all shareholders, rather than as a representative of any special interest group.

Approval of this advisory proposal requires a favorable vote of a majority of the shares present or represented at the Annual Meeting. On this proposal, abstentions will have the same effect as votes cast against the proposal and broker non-votes will have no effect. Providing for cumulative voting pursuant to Section 214 of the Delaware General Corporation Law would require an amendment to the Company's Certificate of Incorporation. No such proposal has been placed before the shareholders, but if it were, it would require the favorable vote of the holders of shares representing at least a majority of the issued and outstanding Class A Common Stock and Class B Common Stock voting as a single class.

The Board of Directors recommends that shareholders vote AGAINST this stockholder proposal.

ITEM 4. OTHER MATTERS

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. The persons appointed as proxies will use their discretion to vote on a motion to adjourn the Meeting, if such a motion is submitted to a vote of the shareholders. Shares represented by proxies voting against any proposal described in this Proxy Statement will not be voted in favor of a proposal to adjourn the Meeting for the purposes of soliciting additional proxies with respect to the proposals. As of the date of this Proxy Statement, we did not know of any other matters to be considered at the Annual Meeting.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
AND NOMINATIONS FOR DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN JANUARY 2004

Shareholder proposals that are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in January 2004 must be received by the Secretary of the Company by July 26, 2003.

For proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in January 2004 outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of the Company of such intent by October 22, 2003, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

In order for suggestions by shareholders for nominees for director to be considered by the Nominating Committee, they must be received by the Secretary of the Company by October 22, 2003.

All such communications to the Secretary of the Company must be in writing and must be received by the Company at its principal executive offices (1618 Main Street, Dallas, Texas 75201) by the applicable date.

By Order of the Board of Directors

BRENDA A. SANDERS
Secretary

CLASS A COMMON STOCK	PROXY	CLASS A COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS, JANUARY 21, 2003

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, on Tuesday, January 21, 2003, at 8:30 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated November 27, 2002, and a copy of the Annual Report for the year ended August 3, 2002.

The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR the nominee set forth on the reverse side, FOR proposal 2, and AGAINST proposal 3. If this Proxy is signed and returned and does not specify a vote on any proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors.
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

_________________________________________________________________________________
FOLD AND DETACH HERE
This proxy is solicited by the Board of Directors	Please mark your votes as [ X ] indicated in this example.
1. Election of Class A Director. Nominee (01) Vincent M. O'Reilly	The Board of Directors recommends a vote FOR proposal 2.
FOR WITHHELD [ ] [ ]
2. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year. FOR AGAINST ABSTAIN [ ] [ ] [ ]
The Board of Directors recommends a vote AGAINST proposal 3.

3. Approval of Shareholder proposal concerning cumulative voting. FOR AGAINST ABSTAIN [ ] [ ] [ ]
MARK HERE FOR ADDRESS CHANGE [ ] AND NOTE AT LEFT	MARK HERE IF YOU PLAN TO ATTEND [ ] THE MEETING
For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:____________________ Date: ________ Signature:___________________Date:________

_________________________________________________________________________________
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Days,7 Days a Week

Internet and telephone voting is available through 4 PM Eastern Time the business day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.exproxy.com/nmg		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.eproxyvote.com/nmg

CLASS B COMMON STOCK	PROXY	CLASS B COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS, JANUARY 21, 2003

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, on Tuesday, January 21, 2003, at 8:30 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated November 27, 2002, and a copy of the Annual Report for the year ended August 3, 2002.

The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR the nominees set forth on the reverse side, FOR proposal 2, and AGAINST proposal 3. If this Proxy is signed and returned and does not specify a vote on any proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors.
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

_________________________________________________________________________________
FOLD AND DETACH HERE
This proxy is solicited by the Board of Directors	Please mark your votes as [ X ] indicated in this example.
1. Election of Class B Directors. Nominees (01) John R. Cook (02) Burton M. Tansky	The Board of Directors recommends a vote FOR proposal 2.
FOR WITHHELD [ ] [ ]
------------------------------------------------ For all nominees except as noted above	2. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year. FOR AGAINST ABSTAIN [ ] [ ] [ ]
The Board of Directors recommends a vote AGAINST proposal 3.

3. Approval of Shareholder proposal concerning cumulative voting. FOR AGAINST ABSTAIN [ ] [ ] [ ]
MARK HERE FOR ADDRESS CHANGE [ ] AND NOTE AT LEFT.	MARK HERE IF YOU PLAN TO ATTEND [ ] THE MEETING.
For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:____________________ Date: ________ Signature:___________________Date:________

_________________________________________________________________________________
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Days,7 Days a Week

Internet and telephone voting is available through 4 PM Eastern Time the business day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.exproxy.com/nmg		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign an date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.eproxyvote.com/nmg

CONFIDENTIAL VOTING INSTRUCTIONS
TO: FIDELITY MANAGEMENT TRUST COMPANY
AS TRUSTEE UNDER

THE NEIMAN MARCUS GROUP, INC.

EMPLOYEE SAVINGS PLAN
WITH RESPECT TO THE ANNUAL MEETING OF SHAREHOLDERS OF
THE NEIMAN MARCUS GROUP, INC.

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held at the Boston Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts 02466, on Tuesday, January 21, 2003, at 8:30 a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated November 27, 2002, and a copy of the Annual Report for the year ended August 3, 2002.

The shares represented by this Instruction Card will be voted by the Trustee as directed by the undersigned. Fidelity Management Trust Company makes no recommendations concerning your instructions. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR the nominee set forth on the reverse side, FOR proposal 2, and AGAINST proposal 3. If this Instruction Card is signed and returned and does not specify a vote on any proposal, the Instruction Card will be voted in accordance with the recommendations of the Board of Directors. If this Instruction Card is not received by January 15, 2003, the shares credited to your account will not be voted.
SEE REVERSE SIDE	(SEE REVERSE SIDE TO CAST VOTE) CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

_________________________________________________________________________________
FOLD AND DETACH HERE
This Instruction Card is solicited by the Plan Trustee.	Please mark your votes as [ X ] indicated in this example.
1. Election of Class A Director. Nominee (01) Vincent M. O'Reilly	The Board of Directors recommends a vote FOR proposal 2.
FOR WITHHELD [ ] [ ]
2. Approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year. FOR AGAINST ABSTAIN [ ] [ ] [ ]
The Board of Directors recommends a vote AGAINST proposal 3.

3. Approval of Shareholder proposal concerning cumulative voting. FOR AGAINST ABSTAIN [ ] [ ] [ ]
MARK HERE FOR ADDRESS CHANGE [ ] AND NOTE AT LEFT.	MARK HERE IF YOU PLAN TO ATTEND [ ] THE MEETING.
For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Signature:____________________ Date: ________ Signature:___________________Date:________

_________________________________________________________________________________
FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Days,7 Days a Week

Internet and telephone voting is available through 4 PM Eastern Time the business day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.exproxy.com/nmg		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

			OR	Mark, sign an date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.eproxyvote.com/nmg

FIDELITY MANAGEMENT TRUST COMPANY
TO:	Participants in The Neiman Marcus Group, Inc. Employee Savings Plan

FROM:	Fidelity Management Trust Company Trustee of the Employee Savings Plans

DATE:	November 27, 2002

As a participant in The Neiman Marcus Group, Inc. Employee Savings Plan, which owns shares of The Neiman Marcus Group, Inc., you are entitled to instruct the Trustee on how to vote the shares of The Neiman Marcus Group, Inc. Class A Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on Tuesday, January 21, 2003.

A proxy statement, voting instruction card and return envelope are enclosed. You may vote on the Internet, by telephone or by completing and mailing the enclosed voting instruction card. In order to exercise your right to direct the trustee with respect to shares of The Neiman Marcus Group, Inc. allocated to your account, you must vote your shares by January 15, 2003 using one of the above methods. If your shares are not voted by January 15, 2003, your shares will not be voted.

If you own shares of The Neiman Marcus Group, Inc. outside of the Employee Savings Plan, you will receive similar materials for those shares in a separate mailing. Please vote all shares separately if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.

Enclosures